UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 14, 2025

(Date of earliest event reported)

ODYSSEY HEALTH, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-56196	47-1022125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2300 West Sahara Avenue, Suite 800 - #4012, Las Vegas, NV	89102
(Address of principal executive offices)	(Zip Code)

(702) 780-6559

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock ($0.001 par value)	ODYY	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 14, 2025, Odyssey Health, Inc., a Nevada corporation (“Odyssey” the “Company”) entered into a Master Technology and Sub-license Agreement (the “Agreement”) with NeuRX Health, Inc. (“NeuRX”). Pursuant to the Agreement, the Company, has signed a sub-licensing agreement for exclusive, worldwide rights to the BreastCheck®, a non-invasive test for breast abnormalities. The definitive agreement, managed through its subsidiary Odyssey Medical Devices, Inc., is subject to certain closing conditions.

The Agreement also includes customary representations, warranties, and covenants. The Agreement also contains indemnification rights for each of the Company and NeuRX for breaches of representations, warranties, and covenants. The Agreement contemplates the execution of certain customary ancillary agreements and documents to be delivered at Closing.

The above description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference to this 8-K. The Agreement has been filed as an exhibit to this Current Report on Form 8-K to provide investors with information regarding the terms

The Agreement involves various risks, including without limitation those set forth in Item 8.01 below.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including without limitation statements regarding the ability of the Company to timely and successfully close on the sub-license agreement. These forward-looking statements are based on management’s beliefs and assumptions and information currently available. The words "believe," "expect," "anticipate," "intend," "estimate," "project" and similar expressions that do not relate solely to historical matters identify forward-looking statements. Investors should be cautious in relying on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed in any such forward-looking statements. These factors include, but are not limited to: the Company’s ability to advance the development and commercialization of the BreastCheck® under the timelines and in accord with the milestones projected; the Company’s ability to raise capital and obtain funding, non-dilutive or otherwise, for the development and commercialization of the BreastCheck®; the Company’s ability to obtain, maintain and enforce necessary patent and other intellectual property protection; the Company’s expectations as to the outcome of the potential benefits, effectiveness and safety of the BreastCheck® including as to administration, manufacturing, distribution and general economic and market conditions and risks, as well as other uncertainties described in our filings with the U.S. Securities and Exchange Commission. All information set forth is as of the date hereof unless otherwise indicated. You should consider these factors in evaluating the forward-looking statements.

Item 8.01.	Other Information.

On October 16, 2025, the Company issued a press release announcing the signing of the Master Technology and Sub-license Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Number	Exhibit
10.1	Master Technology and Sub-license Agreement between Odyssey and NeuRX
99.1	Press Release dated October 16, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Odyssey Health, Inc.

Date: October 17, 2025	By:	/s/ Joseph Michael Redmond
Joseph Michael Redmond Chief Executive Officer

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